Exhibit 99.3.1

ONE & TWO DULLES TECHNOLOGY CENTER

ONE, TWO & THREE RIDGEVIEW AT WESTFIELDS

PURCHASE AND SALE AGREEMENT

BETWEEN

TCC DULLES TECH ASSOCIATES, LLC,

a Georgia limited liability company,

AND

PGI WESTFIELDS ASSOCIATES, LLC,

a Georgia limited liability company,

AS SELLER

AND

COPT ACQUISITIONS, INC.,

a Delaware corporation,

AS PURCHASER

As of April 14, 2003

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), made and entered into this 14th day of April, 2003 (the “Effective Date”), by and between TCC DULLES TECH ASSOCIATES, LLC, a Georgia limited liability company (“Dulles Tech”), and PGI WESTFIELDS ASSOCIATES, LLC, a Georgia limited liability company (“Westfields”; Dulles Tech and Westfields are sometimes collectively referred to herein as “Seller”), and COPT ACQUISITIONS, INC., a Delaware corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Dulles Tech is the owner of a certain property consisting of those certain tracts or parcels of land lying and being in Fairfax County, Virginia and more particularly described on Exhibit A-1 attached hereto and made a part hereof by this reference, and the improvements thereon (“DT Center”); and

WHEREAS, Westfields is the owner of certain property consisting of those certain tracts or parcels of land lying and being in Fairfax County, Virginia, and more particularly described on Exhibit A-2 attached hereto and made a part hereof by this reference, and the improvements thereon (“Ridgeview”);

WHEREAS, Dulles Tech and Westfields together desire to sell certain improved real property , as described above, commonly known as (a) “One & Two Dulles Technology Center” located at 2191 and 2195 Fox Mill Road, Herndon, Fairfax County, Virginia, containing a total of approximately 166,821 rentable square feet, and (b) “One, Two & Three Ridgeview at Westfields” located at 14900, 14840 and 14850 Conference Center Drive, Chantilly, Fairfax County, Virginia, containing a total of approximately 266,536 rentable square feet, together with certain related personal and intangible property related thereto, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1                                 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

(a)                                  those certain parcels of real property located in Fairfax County, Virginia, more particularly described on Exhibit A-1 and Exhibit A-2 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller (if any) in and to (i) adjacent streets, alleys or rights-of-way, (ii) all easements, privileges and hereditaments, whether or not of record and (iii) all access, air, water, riparian, development, utility and solar rights (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);

(b)                                 the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, that certain office building known as “Two Dulles Technology Center” and that certain office building known as “One Dulles Technology Center” located thereon and those certain office buildings known as “One, Two & Three Ridgeview at Westfields” located thereon (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”; the Land and the Improvements are hereinafter sometimes collectively referred to as the “Real Property”);

(c)                                  all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Real Property, including specifically, without limitation, if any, all appliances, furniture, carpeting, draperies and curtains, tools and supplies, site plans, surveys, plans and specifications, marketing materials, floor plans and other items of personal property owned by Seller (excluding cash and software) used exclusively in connection with the operation of the Land and the Improvements (except for any such items owned by tenants lawfully occupying the Improvements according to the provisions of any applicable Lease) (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the “Personal Property”);

(d)                                 all of Seller’s right, title and interest in and to all agreements listed and described on Exhibit B attached hereto and made a part hereof (the “Lease and Commission Agreement Schedule”), pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Seller and any guaranties applicable thereto (the property described in clause (d) of this Section 1.1 being herein referred to collectively as the “Leases”);

(e)                                  all of Seller’s right, title and interest in and to (i), unless otherwise terminated pursuant to Section 5.4(g) of this Agreement, all assignable contracts and agreements (collectively, the “Operating Agreements”) listed and described on Exhibit C attached hereto and made a part hereof (the “Operating Agreements Schedule”), relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which shall extend beyond the Closing Date (as defined in Section 4.1 hereof), (ii) all assignable existing warranties and guaranties issued to Seller in connection with the Improvements or the Personal Property and (iii) all assignable permits, licenses, certificates of occupancy and governmental approvals which relate to the Land, Improvements, Personal Property, Leases or Operating Agreements (the

property described in clause (e) and clause (f) of this Section 1.1 being sometimes herein referred to collectively as the “Intangibles”); and

(f)                                    all of Seller’s right, title and interest in and to the use of tradenames or trademarks used in connection with the Property, if any, including, without limitation, the names “One Dulles Technology Center,” “Two Dulles Technology Center” and “One, Two & Three Ridgeview at Westfields” and any goodwill related to the Property.

1.2                                 Property Defined. The Land, the Improvements, the Personal Property, the Leases and the Intangibles related to both DT Center and Ridgeview are hereinafter sometimes referred to collectively as the “Property.”

1.3                                 Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II (herein referred to as the “Permitted Exceptions”).

1.4                                 Multiple Sellers.  Notwithstanding any other provision of this Agreement to the contrary, it is expressly acknowledged and agreed by Purchaser that Dulles Tech is the owner only of DT Center and the portion of the Improvements located thereon and the Personal Property, Leases, Operating Agreements and Intangibles related thereto.  Likewise, it is expressly acknowledged and agreed by Purchaser that Westfields is the owner only of Ridgeview and the portion of the Improvements located thereon and the Personal Property, Leases, Operating Agreements and Intangibles related thereto.  Whenever in this Agreement the obligations of Seller are set forth or Seller shall make a representation, warranty or certification, such obligations, warranties, representations and certifications of Seller shall be made by and binding upon Dulles Tech or Westfields, as the case may be, only as to that portion of the Property that it owns.  Purchaser acknowledges that this Agreement has been entered into as a single agreement rather than two agreements as a matter of convenience and simplicity, and the liabilities and duties of Dulles Tech and Westfields hereunder shall be independent and several, and not joint, in the same manner as if each of Dulles Tech and Westfields had entered into a separate agreement with Purchaser for the Real Property owned by each party.  Notwithstanding the foregoing, however, the purchase and sale of both DT Center and Ridgeview must occur simultaneously as part of a single transaction in accordance with the terms of this Agreement.

1.5                                 Purchase Price.  Seller is to sell and Purchaser is to purchase DT Center for a purchase price equal to TWENTY-SIX MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($26,900,000.00), and Ridgeview for a purchase price equal to FORTY-EIGHT MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($48,300,000.00), for a total aggregate purchase price of SEVENTY-FIVE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($75,200,000.00) (the “Purchase Price”).

1.6                                 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable hereof in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing (“Seller’s Account”).

1.7                                 Earnest Money.  Within two (2) business days of the Effective Date, Purchaser shall deposit with Anchor Title Insurance Company (the “Escrow Agent”), having its office at 10715 Charter Drive, Suite 100, Columbia, Maryland 21044, Attention: M. Charlotte Powel, President, the sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (the “Earnest Money”) in good funds, by certified bank or cashier’s check or by federal wire transfer.  The Escrow Agent shall hold the Earnest Money (and any Additional Deposit under Section 4.1 hereof) in an interest-bearing account in accordance with the terms and conditions of an escrow agreement in the form and substance of Exhibit D attached hereto entered into among Seller, Purchaser and Escrow Agent simultaneously with Purchaser’s deposit of the Earnest Money with Escrow Agent. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement.  Upon Purchaser’s deposit of the Earnest Money with the Escrow Agent, Purchaser shall cause Escrow Agent to deliver to Seller an insured closing letter executed by the Title Company (as hereinafter defined).

1.8                                 Independent Consideration.  In addition to, and not in lieu of the delivery to Escrow Agent of the Earnest Money, Purchaser shall deliver to Seller, concurrently with Purchaser’s execution and delivery of this Agreement, Purchaser’s check, payable to the order to Seller, in the amount of One Hundred and No/100 Dollars ($100.00).  Seller and Purchaser hereby mutually acknowledge and agree said sum represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property pursuant to Article III hereof.  Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

1.9                                 Ridgeview Proffer 9 Escrows.  Westfields and Purchaser hereby agree and acknowledge that Ridgeview is subject to those certain Proffers for Westfields, The International Corporate Center at Dulles, approved by the Board of Supervisors of Fairfax County in connection with the ordinance adopted in Rezoning Application Number 78-5-063 by the Board of Supervisors on November 25, 1985 (the “Proffers”).  In connection with Proffer 9 of the Proffers (“Proffer 9”), Westfields and certain other adjacent landowners have escrowed with Fairfax County the anticipated cost of certain of the road improvements with respect to Westfields Boulevard and Stonecraft Boulevard (the “Westfields Road Improvements”).  Pursuant to two Escrow Agreements with Fairfax County, Westfields has deposited a total of Twenty Thousand and NO/100 Dollars ($20,000.00) in escrow with the Department of Finance of Fairfax County (the “Fairfax County Escrowed Funds”), to pay its share, if any, of such cost.

Westfields and Purchaser further agree and acknowledge that Ridgeview belongs to the Westfields Business Owners Association (the “WBOA”).  The WBOA has levied a special assessment against all of the property owners in the WBOA, in the event the WBOA decides to fund a portion of the Westfields Road Improvements.  Westfields has previously paid to the WBOA in 2001 a special assessment in the amount of Ten Thousand Nine Hundred Thirty-Three and 28/100 Dollars ($10,933.28) (the “WBOA Funds”) to cover Westfield’s portion of the

Westfields Road Improvements anticipated by the WBOA as not being covered by specific individual property owners.

Westfields and Purchaser further agree and acknowledge that at the time of the construction and development of Ridgeview, Fairfax County required Westfields to post certain bonds, and to deposit cash escrows.  After subsequent reductions, the bonds are currently in the amounts of $59,540.00 and $79,543.00, and the cash escrows are in the amounts of $22,200.00 and $15,200.00 (such bonds and development cash escrows being hereinafter collectively referred to as, the “Ridgeview Bonds and Cash Escrows”).  Although Fairfax County has approved all of the development work performed by Westfields at Ridgeview and has issued final inspection reports for the release of the Ridgeview Bonds and Cash Escrows, Fairfax County has elected to retain the Ridgeview Bonds and Cash Escrows pending a resolution of the Application for a Partial Proffered Condition Agreement (PCA-S-063-03) to amend Proffer 9 relating to the Westfields Road Improvements (the “Application”).

Purchaser hereby agrees and acknowledges that, upon resolution of the Application, any funds remaining in the Fairfax County Escrowed Funds, the WBOA Funds and the Ridgeview Bonds and Cash Escrows shall be returned to Westfields and Purchaser shall have no claim or right to such funds.

ARTICLE II

TITLE AND SURVEY

2.1                                 Title Examination; Commitment for Title Insurance.  Purchaser shall obtain from Anchor Title Insurance Company (the “Title Agent”) at Purchaser’s sole cost and expense, a commitment from a title insurance company reasonably acceptable to Seller (the “Title Company”) for an Extended Coverage ALTA Owner’s Title Insurance Policy (the “Title Commitment”) covering the Property, showing all matters affecting title to the Property and binding the Title Company to issue at Closing an Owner’s Policy of Title Insurance in the full amount of the Purchase Price pursuant to Section 2.4 hereof.  Purchaser shall obtain the Title Commitment within a sufficient amount of time to comply with the timing of Section 2.3 hereof, and Purchaser shall deliver copies of the Title Commitment and underlying title documents to Seller promptly after Purchaser’s receipt thereof.

2.2                                 Survey.  Purchaser shall obtain at Purchaser’s sole cost and expense an ALTA survey of the Property (the “Survey”), reflecting the total area of the Property, the location of all Improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereto.  Purchaser shall deliver copies of the Survey to Seller and the Title Agent promptly after Purchaser’s receipt thereof.

2.3                                 Title Objections; Cure of Title Objections. Purchaser shall have until ten (10) days prior to the expiration of the Inspection Period to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which

Purchaser does not object ten (10) days prior to the end of the Inspection Period shall be deemed a Permitted Exception. If Purchaser shall notify Seller of objections to title or to matters shown on the Survey ten (10) days prior to the expiration of the Inspection Period, Seller shall have the right, but not the obligation to cure such objections; provided that Seller shall have the obligation to cure Monetary Obligations (as hereinafter defined).  Within five (5) days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections.  If Seller elects to attempt to cure any such matters, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, the original scheduled Closing Date shall be automatically extended by a reasonable additional time to effect such cure, but in no event shall the extension exceed thirty (30) days after the original scheduled Closing Date.  If Seller elects not to cure any objections specified in Purchaser’s notice (other than the Monetary Objections), or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (a) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure (other than the Monetary Objections for which a failure to cure shall be deemed a default by Seller under Section 6.2 of this Agreement), and without reduction of the Purchase Price; or (b) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection (other than the Monetary Objections), or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof (other than the Monetary Objections), Purchaser shall, within five (5) days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (a) or to terminate this Agreement under clause (b).  For purposes of this Agreement, “Monetary Objections” shall mean (v) any mortgage, deed to secure debt, deed of trust, security interest or similar security instrument entered into by Seller encumbering all or any part of the Property, (w) any undisputed mechanic’s, materialman’s or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Property), (x) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent, and (y) any judgment of record against Seller in the county or other applicable jurisdiction in which the Property is located.

2.4                                 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser good and marketable fee simple title to the Property as will enable the Title Company to issue to Purchaser, at Purchaser’s expense, an ALTA Owner’s Policy of Title Insurance (the “Title Policy”) covering the Property, in the full amount of the Purchase Price. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a)          the rights of tenants, as tenants only, under the Leases and any new Leases entered into between the Effective Date and Closing and, where required, approved by Purchaser in accordance with the terms of this Agreement;

(b)         the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date, subject to adjustment as herein provided;

(c)          local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(d)         items appearing of record or shown on the Survey and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

2.5                                 Pre-Closing “Gap” Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company or the Surveyor and first arising between (a) the date which is the earlier of (i) the effective date of Purchaser’s Title Commitment referred to above or (ii) the expiration of the Inspection Period, and (b) the Closing Date. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as applicable to any notice of objections made by Purchaser before the expiration of the Inspection Period.  If Seller elects to attempt to cure any such matters, the Closing Date shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the Closing be extended to a date later than the Extended Closing Date.

ARTICLE III

DELIVERIES & INSPECTION

3.1                                 Right of Inspection.

(a)          Within five (5) business days after the Effective Date, Seller shall deliver to Purchaser, to the extent within the possession of Seller, all of the information with respect to the Property listed in Exhibit E attached hereto and made a part hereof and such materials shall be deemed the “Deliveries” for all purposes hereunder.

(b)         During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on the date which is forty-five (45) days after the Effective Date (hereinafter referred to as the “Inspection Period”), Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager, any operating files maintained by Seller or their property manager in connection with the leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence and correspondence files, surveys, plans and specifications, warranties for services and materials provided to the Property, engineering reports, environmental audits and similar materials, but excluding materials not directly related to the leasing, maintenance and/or management of the Property such as Seller’s internal memoranda, financial projections, budgets (other than those listed in Exhibit E), appraisals, accounting and tax records and similar proprietary or confidential information.

(c)          Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours prior notice, which may be telephonic, to Seller and, if Seller so elects, in the presence of Seller or its representative. If Purchaser desires to do any invasive testing, sampling or drilling at the Property, Purchaser shall do so only after notifying Seller and obtaining Seller’s prior written consent thereto, which consent may be granted or withheld in Seller’s sole discretion and may be subject to any terms and conditions imposed by Seller in its sole discretion.  Purchaser shall promptly restore any affected part of the Property which is subjected to any such invasive testing, sampling, or drilling, or otherwise affected by Purchaser’s inspection, to substantially the same condition which existed prior to any such inspections, tests, sampling or drilling, at Purchaser’s sole cost and expense.  Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys’ fees actually incurred), damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement.  All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to interfere unreasonably with use of the Property by Seller or its tenants.

3.2                                 Right of Termination. Seller agrees that Purchaser shall have the right in Purchaser’s sole discretion, for any reason or for no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period.  If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  Time is of the essence with respect to the provisions of this Section 3.2.  If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and (subject to the express terms of this Agreement) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

ARTICLE IV

CLOSING

4.1                                 Time and Place. The consummation of the transaction contemplated hereby (“Closing”) shall be held at the offices of the Escrow Agent through mail deliveries by the parties on or before the first business day that is at least fifteen (15) days after the expiration of the Inspection Period (the “Initial Closing Date”).  Purchaser shall have the right to extend the

Initial Closing Date by an additional thirty (30) days (the “Extended Closing Date”) upon written notification to Seller delivered on or before expiration of the Inspection Period and deposit of additional Earnest Money on the date of such written notification with the Escrow Agent in the amount of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) in good funds, by certified bank or cashier’s check or by federal wire transfer (the “Additional Deposit”).  The Initial Closing Date as it may be extended, if applicable, to the Extended Closing Date is from time to time hereinafter referred to as the “Closing Date.”  The Additional Deposit shall become a part of the Earnest Money for all purposes under this Agreement.  If Purchaser elects to extend the Initial Closing Date as provided in this Section 4.1, Seller shall have no obligation to update the Tenant Estoppels or any other date sensitive deliveries prior to Closing.  In addition, to the extent Seller has already delivered to the service providers under the Operating Agreements notices of termination pursuant to Section 5.4(g), Seller shall use reasonable efforts to extend the effective date of termination of such Operating Agreements until the Extended Closing Date and Purchaser shall reimburse Seller at Closing for any fees or expenses incurred that may be charged with respect to the extended period to the extent that such fees and expenses are in excess of (i) the monthly amounts that Seller was paying prior to the Initial Closing Date for the cost of service under the Operating Agreements and (ii) any termination or similar fees originally provided for in the Operating Agreements.  At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.

4.2                                 Seller’s Obligations at Closing. At Closing, Seller shall, with respect to each Real Property:

(a)                                  deliver to Purchaser a duly executed special warranty deed (the “Deed”), in the form and substance of Exhibit F attached hereto, in recordable form for each Real Property, conveying the related Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed shall be only as to claims made by, through or under Seller and not otherwise;

(b)                                 deliver to Purchaser a duly executed bill of sale, in the form and substance of Exhibit G attached hereto, conveying the Personal Property with the same limited warranty of title as contained in the Deed as to those items of Personal Property but without warranty, express or implied, as to merchantability and fitness for any purpose;

(c)                                  assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases from and after Closing by duly executed assignment and assumption agreement, in the form and substance of Exhibit H attached hereto, pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining to the Leases arising during Seller’s period of ownership of the Property prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Leases arising from and after the Closing, including without limitation, claims made by tenants with respect to tenants’ security deposits to the extent paid, credited or assigned to Purchaser, it being understood that a claim shall be deemed to “arise” for this purpose when the facts giving rise to the claim occur;

(d)                                 deliver to Purchaser such Tenant Estoppels (as defined in Section 5.4(b) hereof) as are in Seller’s possession;

(e)                                  join with Purchaser to execute a notice in form and content attached hereto as Exhibit I which Purchaser shall send to each tenant under each of the Leases informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Leases (including, if applicable any security deposits) and directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice;

(f)                                    deliver to Purchaser a certificate, dated as of the Closing Date and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein, including without limitation, any changes resulting from actions required or permitted pursuant to Section 5.4 hereof or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the Closing Date and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is not beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.6(b); if, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate; such certificate shall be subject to the limitations set forth in Section 5.3 hereof;

(g)                                 deliver to Purchaser a duly executed counterpart to the Vista Lease Escrow Agreement in the form and substance of Exhibit J attached hereto;

(h)                                 deliver to Purchaser such evidence as Purchaser’s counsel and/or the Title Agent may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(i)                                     deliver to Purchaser affidavits duly executed by Seller stating that Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

(j)                                     deliver to Purchaser the originals of, to the extent in the possession of Seller or Seller’s agents, or copies of the Leases and licenses and permits, if any, together with such leasing and property files and records, including books, records and relevant portions of the general ledgers relating to operating expenses and revenues, which are material in connection with the continued operation, leasing and maintenance of the

Property.  Purchaser shall cooperate with Seller at Seller’s cost and expense, with respect to third party costs and expenses only, for a period of two (2) years after Closing in case of Seller’s need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records, which right shall survive the Closing;

(k)                                  deliver to Purchaser a rent roll in the form of Exhibit K attached hereto for each separate building comprising a portion of the Real Property certified by an officer of Seller;

(l)                                     deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions, and make available to Purchaser’s agents upon Closing all keys, codes and combinations for the Property; and

(n)                                 deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement, including, without limitation, any and all affidavits, undertakings, certificates or other documents customarily required by the Title Agent in order to cause the Title Company to issue the Title Policy.

4.3                                 Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)                                  deposit with the Escrow Agent the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, on the Closing Date, in immediately available federal funds to be wire transferred to Seller’s Account pursuant to Section 1.6 above, it being agreed that at Closing the Earnest Money shall be delivered to Seller by wire transfer of immediately available funds to Seller’s Account and applied towards payment of the Purchase Price.  If the full amount of the Purchase Price, as increased or decreased as provided herein, is not wire transferred by the Escrow Agent and credited to Seller’s Account no later than 4:00 p.m. (local time at the Property) on the Closing Date, then all income and expenses in connection with the operation of the Property shall be re-apportioned, such re-apportionment to be conducted pursuant to the terms of Section 4.4, as of 12:01 a.m. (local time at the Property) on such day the funds are credited to the Seller’s Account;

(b)                                 join Seller in execution of the instruments described in Sections 4.2(c), 4.2(e) and 4.2(g) above;

(c)          deliver to Seller such evidence as Seller’s counsel and/or the Title Agent may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

(d)         deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4                                 Credits and Prorations.

(a)                                  All income and expenses in connection with the operation of the Property shall be apportioned, as of 12:01 a.m. (local time at the Property) on the Closing Date, as if Purchaser were vested with title to the Property during the entire Closing Date, such that, except as otherwise expressly provided to the contrary in this Agreement, Seller shall have the benefit of income and the burden of expenses for the day preceding the Closing Date and the Purchaser shall have the benefit of income and the burden of expenses for the Closing Date and thereafter.  Such prorated items shall include, without limitation, the following:

(i)                                     rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Leases including operating expenses and tax reimbursements);

(ii)                                  taxes (including personal property taxes on the Personal Property) and assessments levied against the Property, unless otherwise provided in Section 1.9 above;

(iii)                               payments under the Operating Agreements;

(iv)                              gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

(v)                                 any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

(b)                                 Notwithstanding anything contained in the foregoing provisions:

(i)                                     At Closing, (A) Seller shall credit to the account of Purchaser the amount of any security deposits shown in the Leases as having been paid (to the extent such security deposits have not been applied against delinquent rents or otherwise as provided in the Leases), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property which Seller shall assign to Purchaser, to the extent assignable, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits.

(ii)                                  Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid.  If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent.  Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed.  To the extent that the actual taxes and assessments for the current year, when the tax bill is received, differ from the amount apportioned at Closing, the parties shall make the appropriate adjusting payment between themselves within thirty (30) days after Purchaser presents to Seller a copy of the final tax bill, Purchaser’s calculation of the reproration of the taxes and assessments and appropriate back-up materials related to the calculation.  In addition, Seller may inspect Purchaser’s books and records related to the Property to confirm Purchaser’s calculation.

(iii)                               The advantage of any discounts for the prepayment by Seller of any taxes, water rates or sewer rents shall be prorated at Closing.

(iv)                              As to gas, electricity and other utility charges, Seller may, on notice to Purchaser, elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.

(v)                                 Any reimbursements payable by any tenant under the terms of any tenant lease affecting the Property as of the Closing Date, which reimbursements pertain to such tenant’s pro rata share of increased operating expenses or common area maintenance costs incurred with respect to the Property at any time prior to the Closing, shall, to the extent not capable of being prorated at Closing, be prorated upon Purchaser’s actual receipt of any such reimbursements, on the basis of the number of days of Seller’s and Purchaser’s respective ownership of the Property during the period in respect of which such reimbursements are payable; and Purchaser agrees to pay to Seller, Seller’s pro rata portion of such reimbursements within thirty (30) days after Purchaser’s receipt thereof.  Conversely, if any tenant under any such Lease shall become entitled at any time after Closing to a refund of tenant reimbursements actually paid by such tenant prior to Closing, then, Seller shall, within thirty (30) days following Purchaser’s demand therefor, pay to Purchaser any amount equal to Seller’s pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth.

(vi)                              Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as defined in this Section 4.4(b)(vi) below) and leasing commissions which become due and payable (whether before or after Closing) (1) as a result of any renewals or expansions of existing Leases, approved or deemed approved in accordance with Section 5.4 hereof between the Effective Date and the Closing Date, and (2) under any new Leases, approved or deemed approved in accordance with Section 5.4 hereof, entered into between the Effective Date and the Closing Date, and (B) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the Closing Date that are disclosed in those Leases and commission agreements listed on Exhibit B attached hereto.

If, as of the Closing Date, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing.  For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design and refurbishment allowances.  The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

(vii)                           Unpaid and delinquent rent collected by Seller and Purchaser after the Closing Date shall be delivered as follows: (A) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser all such rent received and Purchaser shall distribute such rent in accordance with the following clause (B), and (B) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the Closing Date. Seller and Purchaser agree that all rent received by Seller or Purchaser from and after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser shall make a good faith effort after Closing to collect all rents in the usual course of Purchaser’s operation of the Property, but Purchaser shall not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. If there shall be any rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, if received by Seller or its agents, be paid promptly to Purchaser, and if received by Purchaser, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller’s portion thereof shall be remitted promptly to Seller by Purchaser.

(viii)                        The provisions of this Section 4.4 shall survive Closing.

If any of the items described in this Section 4.4 cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be as soon as practicable after the Closing Date or the date such error is discovered; however, all prorations shall be final within ninety (90) days after the end of calendar year 2003.

4.5                                 Closing Costs.  Seller shall pay (a) the Virginia grantor’s tax as provided in Va. Code § 58.1-802, (b) the fees of any counsel representing it in connection with this transaction and (c) one-half (½) of any escrow fee which may be charged by the Escrow Agent or the Title Company.  Purchaser shall pay (u) all other transfer taxes (other than the Virginia grantor’s tax) which become payable by reason of the transfer of the Property; (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the fee for the title examination and the Title Commitment and the premium for the Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing; (x) the cost of the Survey; (y) the fees for recording the deed conveying the Property to Purchaser; and (z) one-half (½) of any escrow fees charged by the Escrow Agent or the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6                                 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)                                  Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

(b)                                 All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date (with appropriate modifications permitted under this Agreement or not adverse to Purchaser).

(c)                                  Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

(d)                                 Tenant Estoppels from tenants occupying not less than eighty percent (80%) of the aggregate leased net rentable square footage in each of DT Center and Ridgeview shall have been delivered to Purchaser by 10:00 a.m. on the Closing Date (provided, however, that Tenant Estoppels from BAAN USA, Inc., Vista Information Technologies, Inc., Omniplex World Services Corp., Rolls Royce NA, Inc. and RBR Networks, Inc. (collectively, the “Major Tenants”), shall have been delivered to Purchaser at least one (1) business day prior to the Closing Date), with each such estoppel certificate (i) to be substantially in the form of the completed Tenant Estoppel submitted to and approved by Purchaser pursuant to Section 5.4(b) (provided, however, in the event any tenant has completely omitted or modified paragraphs 11 and/or 12 of the form of estoppel certificate attached to this Agreement as Exhibit L (other than to modify such paragraphs in order to disclose substantive issues relating to a tenant’s space in Purchaser’s reasonable judgment), such changes shall be deemed acceptable and Purchaser shall not be entitled to reject the Tenant Estoppel on the basis of such changes), (ii) to be dated within thirty (30) days prior to the Closing Date, (iii) to confirm the terms of the applicable Lease, as contained in the copies of the Leases obtained by or delivered to Purchaser, and (iv) to confirm the absence of any defaults under the applicable Lease as of the date thereof.  In addition to the Tenant Estoppels required above to be delivered, an estoppel certificate (in substantially the form attached hereto as Exhibit M) from Westfields Business Owners Association and, to the extent that the recorded documents pertaining to DT Center require an owners’ association or other declarant to deliver such an estoppel certificate, such estoppel certificates shall have been delivered to Purchaser (collectively, the “Association Estoppels”).  The delivery of said Tenant Estoppels and Association Estoppels shall be a condition of Closing, and the failure or inability of Seller to obtain and deliver said Tenant Estoppels and Association Estoppels, Seller having used reasonable efforts to obtain the same, shall not constitute a default by Seller under this Agreement.  Notwithstanding anything to the contrary contained herein, if Seller has been unable to obtain and deliver to Purchaser by Closing the applicable percentage of Tenant Estoppels meeting the requirements set forth above, then, at the option of Seller, this condition to Closing may be satisfied by Seller’s execution and delivery to Purchaser by the deadline set forth above, on behalf of any one or more tenants, other than the Major Tenants, which have failed to provide the required Tenant Estoppels an estoppel certificate substantially in the form attached hereto as Exhibit N and made a part hereof (“Seller’s Estoppel”); and provided that Seller’s liability under any such Seller’s Estoppel so executed and delivered by Seller to Purchaser at Closing shall cease and terminate upon the receipt by Purchaser after Closing of a duly executed Tenant Estoppel from the tenant under the applicable Lease covered in such Seller’s Estoppel complying with this Section 4.6(d).

If any of the conditions in this Section 4.6 have not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date (as the same may be extended or postponed as provided in this Agreement), Purchaser shall have the right to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon Escrow Agent shall return the Earnest Money to Purchaser and except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

4.7                                 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in their sole discretion:

(a)                                  Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b)                                 Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

(c)                                  All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(d)                                 Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1                                 Representations and Warranties of Seller. Each of Dulles Tech and Westfields, only with respect to itself and the portion of the Property that it owns, as the case may be, hereby makes the following representations and warranties to Purchaser as of the Effective Date:

(a)                                  Organization  and Authority. Seller has been duly organized and is validly existing and in good standing under the laws of the State of Georgia.  Seller has the full right and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller.  The person or persons signing this Agreement on behalf of Seller is authorized to do so.

(b)                                 Pending Actions. To Seller’s knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against or relating to the Property or Seller or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on the Property or title to the Property or any portion thereof, or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement, other than (i) with respect to DT Center, the proposed dedication to Fairfax County, Virginia, of a strip of land consisting of approximately 1,100 square feet adjacent to Centreville Road for road widening purposes, and (ii) with respect to Ridgeview, the proposed Westfields Road Improvements.

(c)                                  Leases. Seller is the lessor or landlord or the successor lessor or landlord under the Leases.  Except as set forth in the Lease and Commission Agreement Schedule, there are no other leases or occupancy agreements to which Seller is a party affecting the Property or any portion thereof.  There are no tenants or other parties in possession of any part of the Property, except tenants under the Leases.  True, complete and correct copies of the Leases have been delivered to Purchaser.  The Lease and Commission Agreement Schedule is true, complete and correct in all material respects.  Except as otherwise set forth in the Leases, to Seller’s knowledge, no presently effective rent concessions have been given to any tenants and no rent has been paid more than one (1) month in advance by any tenants respecting a period subsequent to the Closing.  The Leases are in full force and effect.  No tenants have asserted in writing any claims, defenses or offsets to rent accruing from and after the Closing Date.  To Seller’s knowledge, except as disclosed to Purchaser in writing, no material default, delinquency or breach exists on the part of any tenant.  To Seller’s knowledge, there are no material defaults or breaches on the part of the landlord under any Lease and Seller has not received any written notice of default that remains uncured under any Lease.  Subject to Section 5.4(c), the termination of any Lease during the Inspection Period or during the period between the Initial Closing Date and the Extended Closing Date by reason of the tenant’s default shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser, provided that, this sentence is not intended to modify Purchaser’s right to terminate this Agreement as set forth in Section 3.2 hereof.

(d)                                 Lease Brokerage. To Seller’s knowledge, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property other than as disclosed in Exhibit B hereto.

(e)                                  No Violations. To Seller’s knowledge, Seller has not received prior to the Effective Date any written notification from any governmental or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding and, if not addressed, would have a material adverse effect on the use of the Property as currently owned and operated or (ii) that, except as set forth in Section 5.1(b) above, any work is required to be done upon or in connection with the Property, where such work remains outstanding and, if not addressed, would have a material adverse effect on the use of the Property as currently owned and operated.

(f)                                    Taxes and Assessments. True and complete copies of the most recent real estate tax bills for the Property have been delivered to Purchaser. Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property.

(g)                                 Condemnation. To  Seller’s  knowledge,  no  condemnation proceedings relating to the Property are pending or threatened.

(h)                                 Insurance. To Seller’s knowledge, Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any part or component thereof that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property that have not been cured or repaired.

(i)                                     Environmental Matters. Except as set forth in any environmental assessment reports in Seller’s possession and disclosed to Purchaser or as otherwise disclosed to Purchaser, to Seller’s knowledge, Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of environmental statutes, ordinances or regulations affecting the Property. As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund

Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), or any other federal, state or local legislation or ordinances applicable to the Property.

(j)                                     Foreign Person.  Seller is not a “foreign person”, “foreign trust” or “foreign corporation” within the meaning of the United States Foreign Investment and Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended.

5.2                                 Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Employees (as defined in this Section 5.2 below) of The Brookdale Group, LLC, and shall not be construed, by imputation or otherwise, to refer to the knowledge of  any property manager, or to any other officer, agent, manager, representative or employee of or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.  Seller shall inquire of the property manager with respect to the accuracy of the representations and warranties set forth in Section 5.1 above.  As used herein, the term “Designated Employees” shall refer to the following persons: (a) C. L. Davidson, III, (b) Fred H. Henritze, (c) Seabie W Hickson III and (d) Patrick Walsh.

5.3                                 Survival of Seller’s Representations and Warranties.  The representations and warranties of Seller set forth in Section 5.1 as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(f) hereof, shall survive Closing for a period of three hundred sixty-five (365) days from and after the Closing Date as defined in Section 4.1 (i.e., including any extension). No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than Seventy-Five Thousand and No/100 Dollars ($75,000.00), in which event the full amount of such valid claims shall be actionable, up to but not exceeding the amount of the Cap (as defined in this Section 5.3 below), and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said three hundred sixty-five (365) day period and an action shall have been commenced by Purchaser against Seller within three hundred sixty-five (365) days of Closing.  Purchaser agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policies, service contracts or Leases.  As used herein, the term “Cap” shall mean the total aggregate amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) per each of DT Center and Ridgeview.  In no event shall Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 4.2(f) hereof exceed the amount of the Cap.  To the extent that Seller does not have sufficient assets or liquidity to satisfy any such obligations under this Section 5.3, Purchaser may look to Brookdale Investors Two, L.P., with respect to DT Center only, and Brookdale Investors Three, L.P., with respect to Ridgeview only, to satisfy Seller’s obligations under this Section 5.3.

5.4                                 Covenants of Seller.                                   Seller hereby covenants with Purchaser as follows:

(a)                                  From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

(b)                                 No sooner than ten (10) days following the Effective Date, Seller shall submit to Purchaser for Purchaser’s review and approval a completed estoppel certificate (in the form of Exhibit L attached hereto or alternatively in the form attached to and required by any tenant’s Lease) (the “Tenant Estoppel”) for each of the tenants at the Property.  Within five (5) days of such delivery, Purchaser shall approve or deliver comments on the estoppel certificates so that Seller may deliver the estoppel certificates to the tenants of the Property.  Seller shall then use reasonable efforts (but without obligation to incur any cost or expense other than ministerial or administrative costs and expenses) to obtain and deliver to Purchaser prior to Closing, written Tenant Estoppels signed by each tenant occupying space in the Improvements; provided that delivery of such signed Tenant Estoppels shall be a condition of Closing only to the extent set forth in Section 4.6(d) hereof; and in no event shall the inability or failure of Seller to obtain and deliver said Tenant Estoppels (Seller having used reasonable efforts as set forth above) be a default of Seller hereunder.  Seller shall deliver copies of each executed Tenant Estoppel to Purchaser promptly following receipt thereof.  Seller shall also use reasonable efforts (but without obligation to incur any cost or expense other than ministerial or administrative costs and expenses) to obtain and deliver to Purchaser prior to Closing, written Association Estoppels executed by the owner’s association of each of DT Center and Ridgeview; provided that delivery of such signed Association Estoppels shall be a condition of Closing only to the extent set forth in Section 4.6(d) hereof; and in no event shall the inability or failure of Seller to obtain and deliver said Association Estoppels (Seller having used reasonable efforts as set forth above) be a default of Seller hereunder.  Seller shall deliver copies of each executed Association Estoppel to Purchaser promptly following receipt thereof.

(c)                                  From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall not amend, modify or terminate any Lease or Operating Agreement (except as otherwise provided herein) or enter into any new Operating Agreements, unless such Operating Agreements are terminable at Closing without cost, without the prior written consent of Purchaser.  Seller shall not remove any items of Personal Property from the Property unless removed in the ordinary course of owning and operating the Property and replaced with an item of comparable value.

(d)                                 A copy of any renewal or expansion of an existing Lease or of any new Lease which Seller wishes to execute between the Effective Date and the Closing Date, together with materials evidencing the anticipated tenant improvement costs, leasing commission costs and miscellaneous expenses associated therewith (including an estimate of legal fees), shall be submitted to Purchaser prior to execution by the respective Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith.  If Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) business day time period for such purpose set forth above, such failure shall be deemed the approval by Purchaser.  If Purchaser notifies Seller that it does not approve the proposed renewal or expansion of the existing Lease or the new Lease, then Seller shall not enter into such agreement.  At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other reasonable expenses, including legal fees, incurred by Seller pursuant to a renewal, an expansion or a new Lease approved (or deemed approved) by Purchaser.

(e)                                  Marketing of Property.  After the Effective Date and until Closing or earlier termination of this Agreement, Seller may communicate with and respond to inquiries from other prospective third-party purchasers, provided, however, that, except in connection with an assignment of this Agreement to a qualified intermediary as provided in Section 10.24, Seller shall not (i) solicit, negotiate, enter into or discuss the terms of any contract or letter of intent for sale of the Property to any third party, or (ii) disclose Purchaser’s identity to any third party.  Notwithstanding the foregoing, Seller shall, at all times, abide by the confidentiality requirements of Section 10.1 hereof.

(f)                                    Notification of Subsequent Events.  Between the Effective Date and Closing hereunder, Seller shall immediately notify Purchaser of any notices received by Seller from any applicable governmental authority relative to compliance or noncompliance with Legal Requirements, or from any other party to any recorded covenants, easements or other agreements affecting the Property relative to compliance or noncompliance therewith.  Seller shall also notify Purchaser of any occurrence effecting, or notice received by Seller of, any material change in or to the Property.  Seller shall also advise Purchaser promptly of any litigation or any arbitration proceeding or any administrative hearing (including condemnation) before any governmental agency which concerns or affects the Property in any manner and which is instituted after the Effective Date and with respect to which Seller actually receives written notification.  As used herein, the term “Legal Requirements” means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governmental authorities applicable to the Property at or before the Closing.

(g)                                 As of the Closing Date, Seller shall have delivered to the service providers under the Operating Agreements notices of termination such that the Operating Agreements shall terminate as of the Closing Date.  In the event that Purchaser elects to extend the Initial Closing Date to the Extended Closing Date pursuant to Section 4.1, Seller shall use reasonable efforts to extend the effective date of termination of such Operating Agreements until the Extended Closing Date.  Seller shall pay all termination fees and other charges originally provided for in connection with terminating the Operating Agreements, provided  that Purchaser shall reimburse Seller at Closing for any additional amounts incurred to the extent provided in Section 4.1 above.  Notwithstanding the foregoing, Purchaser shall be entitled to reinstate any of the

Operating Agreements after the Closing to the extent Purchaser and the service providers reach agreement thereon.

5.5                                 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

(a)                                  Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of the State of Delaware.  Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing shall have been, taken.  The person signing this Agreement on behalf of Purchaser is authorized to do so.

(b)                                 Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

5.6                                 Survival of Purchaser’s Representations and Warranties. All representations and warranties of Purchaser shall survive Closing for a period of three hundred sixty-five (365) days from and after the Closing Date.

5.7                                 Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser shall, in connection with its investigation of the Property during the Inspection Period, inspect the Property for the presence of Hazardous Substances (as defined in Section 5.1(i) hereof).  Purchaser hereby assumes full responsibility for such inspections and, except for claims based on representations or warranties contained in Section 5.1(i), irrevocably waives any claim against Seller arising from the presence of Hazardous Substances on the Property.

ARTICLE VI

DEFAULT

6.1                                 Default by Purchaser. If the sale of the Property as contemplated hereunder is not consummated due to Purchaser’s default hereunder, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the failure of Purchaser to close the purchase of the Property as obligated hereunder and not as a penalty, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof, Seller hereby expressly waiving and relinquishing any and all other remedies at law or in equity.  The right to retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that they shall not) sue Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money.  Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of the Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller’s actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.  This Section 6.1 is subject to Section 6.4 hereof.

6.2                                 Default by Seller. If Seller defaults under this Agreement or fails to consummate the Closing for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder.  Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred.

6.3                                 Notice of Default; Opportunity to Cure. Neither Seller nor Purchaser shall be deemed to be in default hereunder until and unless such party has been given written notice of its failure to comply with the terms hereof and thereafter does not cure such failure within seven (7) business days after receipt of such notice; provided, however, that this Section 6.3 (i) shall not be applicable to a Purchaser’s failure to deposit the Earnest Money on the date required hereunder or to a party’s failure to make any deliveries required of such party, including the Purchase Price, on the Closing Date and, accordingly, (ii) shall not have the effect of extending the due date of the Earnest Money hereunder or the Closing Date.

6.4                                 Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party’s express obligation to indemnify such party in accordance with Sections 3.1(c), 4.2(c) and (d), 8.1, 10.25 and 10.26 of this Agreement.

ARTICLE VII

RISK OF LOSS

7.1                                 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as defined in Section 7.3 hereof), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the Closing Date shall be extended a reasonable time in order to allow for the completion of such repairs.  If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy(ies). Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2                                 Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser.  If Purchaser has not elected to terminate this Agreement within ten (10) days after Seller has sent Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question.  If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the Closing Date shall be extended a reasonable time in order to allow for the completion of such repairs.  If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy(ies).  Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3                                 Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (a) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Million and No/100 Dollars ($1,000,000.00), and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Property or access thereto.  If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

ARTICLE VIII

COMMISSIONS

8.1                                 Brokerage Commissions. Each of Purchaser and Seller represents and warrants to the other that it has not dealt with any broker or agent in the negotiation of this transaction except Holliday Fenoglio Fowler, L.P. (“Broker”) (to whom Seller shall pay a commission upon Closing pursuant to a separate agreement).  Seller agrees that if any person or entity makes a claim against Purchaser or asserts any lien or any other right against the Property  for brokerage commissions or finder’s fees related to the sale of any of the Property by Seller to Purchaser, and such claim is made by, through, or on account of any acts or alleged acts of Seller and/or any of its representatives, Seller shall protect, indemnify, defend, and hold the Purchaser free and harmless from and against any and all loss, liability, cost, damage, and expense (including reasonable attorneys’ fees) in connection therewith.  Purchaser agrees that if any person or entity makes a claim against Seller or asserts a lien or any other right against any property of Seller, for brokerage commissions or finder’s fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through, or on account of any acts or alleged acts of Purchaser and/or any of its  representatives, Purchaser shall protect, indemnify, defend and hold Seller free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith. The provisions of this Section 8.1 shall survive Closing or any termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1                                 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby.  Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein.  Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather shall rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.  The provisions of this Section 9.1 shall survive Closing or any termination of this Agreement.

9.2                                 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED AT CLOSING PURSUANT TO SECTIONS 4.2 AND 4.3 HEREOF (THE “CLOSING DOCUMENTS”), IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE  SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE DELIVERIES OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY.  PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT AND THE CLOSING DOCUMENTS.  PURCHASER HAS NOT RELIED AND SHALL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS,

REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, THE DELIVERIES) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR SHALL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND SHALL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS.  UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AND ITS MEMBERS’ RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S AND ITS MEMBERS’ RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER; PROVIDED, HOWEVER, THAT PURCHASER’S OBLIGATIONS AND LIABILITY UNDER THIS PARAGRAPH WILL NOT EXTEND TO INDEMNIFYING SELLER

AGAINST, OR RELEASING SELLER FROM, LIABILITY, IF ANY, UNDER APPLICABLE ENVIRONMENTAL LAWS FOR CONTRIBUTION TOWARD PAYMENT OR REIMBURSEMENT OF COSTS OR EXPENSES INCURRED BY ANY PERSON (OR COSTS OR EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, OF DEFENDING AGAINST ANY CLAIM OF SUCH LIABILITY BY ANY PERSON) IN CONNECTION WITH CLEAN-UP, REMOVAL OR REMEDIATION SOLELY WITH RESPECT TO ANY SUCH CLAIM BASED ON FACTS OR CIRCUMSTANCES THAT FIRST AROSE PRIOR TO THE CLOSING DATE WHICH MAY AT ANY TIME BE REQUIRED UNDER APPLICABLE ENVIRONMENTAL LAWS.

ARTICLE X

MISCELLANEOUS

10.1                           Confidentiality. Prior to Closing, Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that such restrictions shall not be applicable to disclosures required by applicable law and that Purchaser may disclose such data and information to the employees, lenders, title companies, surveyors, consultants, accountants and attorneys of Purchaser provided that such persons agree to treat such data and information confidentially. If this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein.  In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.  The provisions of this Section 10.1 shall survive Closing or any termination of this Agreement.

10.2                           Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement shall be made only in the form approved by Purchaser and Seller and their respective counsel.  Notwithstanding the foregoing, Seller acknowledges that Purchaser is affiliated with a publicly-held corporation, the securities of which are traded on a national securities exchange.  Seller further acknowledges that Purchaser and that affiliate may be compelled by considerations of legal obligation, fiduciary and public responsibility, commercial pragmatism and established corporate policy, to issue a public press release announcing that it has entered into this Agreement and stating the material terms hereof, and Seller agrees not to unreasonably withhold its consent to any such press release and consents to all additional statements and disclosures Purchaser may reasonably make in responding to inquiries arising as a result of any such press release.

10.3                           SEC Reporting Requirements.  For the period commencing on the Effective Date and continuing through the first anniversary of the Closing Date, and without limitation of other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Purchaser, and at Purchaser’s cost and expense, provide Purchaser and its representatives, with (i) all financial, leasing and other information pertaining to the period of Seller’s ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Purchaser’s outside, third party accountants (the “Accountants”), to enable Purchaser and its Accountants to prepare financial statements and to conduct audits of such financial statements in accordance with generally accepted auditing standards, such that Purchaser shall be in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”), as applicable; (b) any other rule issued by the Commission and applicable to Purchaser; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Purchaser; and (ii) a representation letter in a form reasonably acceptable to Seller, signed by the individual(s) responsible for Seller’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Seller’s financial statements.

10.4                           Discharge of Obligations. The acceptance of each Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

10.5                           Assignment. Purchaser may not assign its rights under this Agreement to anyone other than to one or more Permitted Assignees (as defined in this Section 10.5 below) without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion.  Subject to the conditions set forth in this Section 10.5, Purchaser may assign its rights under this Agreement to one or more Permitted Assignees without the prior written consent of Seller. If Purchaser desires to assign its rights under this Agreement to one or more Permitted Assignees, Purchaser shall send written notice to Seller at least five (5) business days prior to the effective date of such assignment stating the names and, if applicable, the constituent persons or entities of the Permitted Assignees.  Such assignment shall not become effective until such Permitted Assignees execute an instrument in form and substance attached hereto as Exhibit O whereby the Permitted Assignees expressly assume each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money.  No assignment shall release or otherwise relieve Purchaser from any obligations hereunder.  For purposes of this Section 10.5, the term “Permitted Assignee” shall mean Purchaser’s parent entity, Corporate Office Properties Trust (“COPT”), Corporate Office Properties, L.P. (“COPLP”), or any majority-owned (i.e., fifty-one percent (51%) or more) entity or affiliate of COPT or COPLP and controlled by COPT or COPLP.

10.6                           Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d)  confirmed legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery or refusal of delivery, or, in the case of expedited delivery service or mail, as of the date of the business day of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the business day of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above within twenty four (24) hours of the original facsimile transmission.  Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:                                                                                       The Brookdale Group

3455 Peachtree Road, N.E.

Suite 700

Atlanta, Georgia 30326

Attention:                           C. L. Davidson, III

David M. Hendrickson

Seabie W Hickson III

Telephone No. (404) 364-8080

Telecopy No.   (404) 364-8099

with a copy to:                                                                 King & Spalding LLP

191 Peachtree Street, N.E.

Atlanta, GA 30303-1763

Attention:                           Scott J. Arnold

Telephone No. (404) 572-4600

Telecopy No.   (404) 572-5148

If to Purchaser:                                                               Corporate Office Properties Trust

8815 Centre Park Drive, Suite 400

Columbia, Maryland  21045

Attention:  General Counsel

Telephone No. (410) 992-7247

Telecopy No.   (410) 992-7534

with a copy to:                                                                 Shaw Pittman LLP

2300 N Street, N.W.

Washington, D.C. 20037

Attention:         Wendelin A. White, Esq.

Telephone No. (202) 663-8360

Telecopy No.   (202) 663-8007

10.7                           Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.8                           Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m. (local time at the Property).

10.9                           Successors and Assigns. Subject to Section 10.5 hereof, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

10.10                     Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.11                     Further Assurances. Each party agrees that it shall without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.  Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property.  The provisions of this Section 10.11 shall survive Closing.

10.12                     Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement.  It shall be necessary to account for only one such counterpart in proving this Agreement.  To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.

10.13                     Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.14                     Applicable Law. This Agreement is performable in the state in which the Property is located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state.  Purchaser and Seller agree that the provisions of this Section 10.14 shall survive the Closing of the transaction contemplated by this Agreement.

10.15                     No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and shall be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and, accordingly, no third party, other than Permitted Assignees of Purchaser, shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

10.16                     Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

(1)	Exhibit A	-	Legal Description of the Land
(2)	Exhibit B	-	Lease and Commission Agreement Schedule
(3)	Exhibit C	-	Operating Agreements Schedule
(4)	Exhibit D	-	Form of Escrow Agreement Re: Earnest Money
(5)	Exhibit E	-	List of Deliveries
(6)	Exhibit F	-	Form of Deed
(7)	Exhibit G	-	Form of Blanket Conveyance, Bill of Sale and Assignment
(8)	Exhibit H	-	Form of Assignment of Landlord’s Interest in Leases
(9)	Exhibit I	-	Form of Tenant Notice Letter
(10)	Exhibit J	-	Form of Escrow Agreement Re: Vista Lease
(11)	Exhibit K	-	Form of Rent Roll
(12)	Exhibit L	-	Tenant Estoppel Form
(13)	Exhibit M	-	Association Estoppel Form
(14)	Exhibit N	-	Seller’s Estoppel Form
(15)	Exhibit O	-	Form of Assignment of Purchase and Sale Agreement

10.17                     Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.18                     Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.19                     Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.20                     Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1(c); 4.2(j); 4.4; 5.3; 5.6; 8.1; 9.1; 9.2; 10.1; 10.11; 10.14; 10.20; 10.25 and 10.26.

10.21                     TIME OF ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO EACH AND EVERY PROVISION OF THIS AGREEMENT.

10.22                     Attorney’s Fees.  If any action is brought by either party hereto against the other party, the party in whose favor a final judgment shall be entered shall be entitled to recover court costs and reasonable attorney’s fees incurred in connection therewith.

10.24                     Tax Deferred Exchange.  Seller, at the request of Purchaser, agrees to cooperate with Purchaser so that Purchaser may acquire the Property in a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (the “Exchange Transaction”).  In order to implement such Exchange Transaction, Purchaser may, upon written notice to Seller, assign its rights, but not its obligations, under this Agreement to a third party designated by Purchaser to act as a qualified intermediary (as such phrase is defined in applicable Internal Revenue Service regulations), and Seller agrees to perform its obligations under this Agreement as to any such qualified intermediary.   Notwithstanding the foregoing, Seller shall not be required, solely for the purpose of Seller’s cooperation related to Purchaser’s Exchange Transaction, to incur any other cost, expense, obligation or liability whatsoever.  Purchaser shall in all events be responsible for all incremental costs and expenses related to the Exchange Transaction, and shall fully indemnify, defend and hold Seller harmless from and against any and all liability, claims, damages, expenses (including reasonable attorneys’ fees), proceedings and causes of actions of any kind or nature whatsoever actually incurred by Seller and solely attributable to such Exchange Transaction.  The provisions of the immediately preceding sentence shall survive Closing and the transfer of title to the Property to Purchaser.  In no event whatsoever shall the Closing be delayed because of any delay relating to the Exchange Transaction.

10.25                     Purchaser’s Indemnity.  Purchaser hereby agrees to indemnify Seller against, and to hold Seller harmless from, all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) asserted against or incurred by Seller in connection with or arising out of the ownership, maintenance or operation of the Property and attributable to events occurring on or after the Closing Date.  Purchaser’s obligations under this Section 10.25 shall survive the Closing for 365 days.  Notwithstanding anything to the contrary contained herein, (i) Purchaser’s indemnity obligations hereunder will not extend to claims arising out of the gross negligence or willful misconduct of Seller, and (ii) in no event shall such indemnification cover any indirect or consequential damages of Seller, including, without limitation, lost profits.

10.26                     Seller’s Indemnity.  Seller hereby agrees to indemnify Purchaser against, and to hold Purchaser harmless from, all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) asserted against or incurred by Purchaser in connection with or arising out of the ownership, maintenance or operation of the Property and attributable to events occurring prior to the Closing Date and during Seller’s ownership of the Property.  Seller’s obligations under this Section 10.26 shall survive the Closing for 365 days.  Notwithstanding anything to the contrary contained herein, (i) Seller’s indemnity obligations hereunder will not extend to claims arising out of the gross negligence or willful misconduct of Purchaser, and (ii) in no event shall such indemnification cover any indirect or consequential damages of Purchaser, including, without limitation, lost profits.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

TCC DULLES TECH ASSOCIATES, LLC, a Georgia limited liability company

By:	BROOKDALE INVESTORS TWO, L.P., a Delaware limited partnership, as Member

By:	Brookdale Partners II, LLC, a Georgia limited liability company, as general partner

	By:	/s/ C.L. Davidson, III
		Name:	C.L. Davidson, III
		Title:	Manager

PGI WESTFIELDS ASSOCIATES, LLC, a Georgia limited liability company

By:	BROOKDALE INVESTORS THREE, L.P., a Delaware limited partnership, its sole member

By:	Brookdale Partners III, LLC, a Georgia limited liability company, its sole general partner

	By:	/s/ C.L. Davidson, III
		Name:	C.L. Davidson, III
		Title:	Manager

PURCHASER:

COPT ACQUISITIONS, INC., a Delaware corporation

By:	/s/ Roger A. Waesche, Jr.
	Name:	Roger A. Waesche, Jr.
	Title:	Senior Vice President

Brookdale Investors Two, L.P., executes this Agreement below solely for the purposes of (1) acknowledging that it agrees to be bound by the provisions of this Agreement which expressly survive the Closing with respect to DT Center, and (2) agreeing (a) to maintain sufficient assets to satisfy its potential liabilities under this Agreement, and (b) not to liquidate or dissolve during the longest survival period under the Agreement; provided, however, that Brookdale Investors Two, L.P. shall be entitled to sell assets and make distributions related thereto provided that such distributions are made with the express right to recall such distributions in an amount sufficient to cover its potential liabilities under this Agreement.  This agreement of Brookdale Investors Two, L.P., shall survive Closing under the Agreement for 365 days.

BROOKDALE INVESTORS TWO, L.P., a
Delaware limited partnership

By:	BROOKDALE PARTNERS II, LLC.,
a Georgia limited liability company, General Partner

	By:	/s/ C.L. Davidson, III
	Name:	C.L. Davidson, III
	Title:	Manager

Brookdale Investors Three, L.P. executes this Agreement below solely for the purpose of (1) acknowledging that it agrees to be bound by Section 5.4(h) hereof and the provisions of this Agreement which expressly survive the Closing with respect to Ridgeview, and (2) agreeing (a) to maintain sufficient assets to satisfy its potential liabilities under this Agreement, and (b) not to liquidate or dissolve during the longest survival period under the Agreement; provided, however, that Brookdale Investors Three, L.P. shall be entitled to sell assets and make distributions related thereto provided that such distributions are made with the express right to recall such distributions in an amount sufficient to cover its potential liabilities under this Agreement.  This agreement of Brookdale Investors Three, L.P., shall survive Closing under the Agreement for 365 days.

BROOKDALE INVESTORS THREE, L.P., a
Delaware limited partnership

By:	BROOKDALE PARTNERS III, LLC.,
a Georgia limited liability company, General Partner

	By:	/s/ C.L. Davidson, III
	Name:	C.L. Davidson, III
	Title:	Manager

Exhibit A-1

LEGAL DESCRIPTION OF DT CENTER

PARCEL 1:

Parcel A-2 as shown on plat attached to Deed of Redivision and Dedication of the property of C. Thomas Hicks, III and John Engel, Trustees, recorded in Deed Book 8206 at page 942, in the land records of Fairfax County, Virginia.

PARCEL 2:

Lot A-1A as shown on plat attached to Deed of Resubdivision of the property of Dulles Technology Center Venture, a Virginia limited partnership, recorded in Deed book 10023 at Page 1244, among the land records of Fairfax County, Virginia.

ALL THAT TRACT OR PARCEL OF LAND lying and being situated in Fairfax County, Virginia, and being more particularly described as follows:

BEGINNING at an iron pipe set marking the intersection of the eastern right-of-way line of Fox Mill Road (Route 665) and the southwestern corner of property described as Lot A-1B according to that certain Subdivision Plat recorded in Book 10023, page 1244 in the land records of Fairfax County, Virginia; thence leaving the eastern right-of-way line of Fox Mill Road, run along the southern boundary line of the aforesaid A-1B property the following two (2) courses and distances:   (1) South 76° 08 59” East a distance of 248.41 feet to an iron pipe set; and (2) South 88° 15’ 44” East a distance of 252.11 feet to an iron pipe set located on the northwestern boundary line of property now or formerly owned by Joseph H. and Ruth C. Launders; thence in a generally southerly direction along the northwestern and southwestern boundary lines of the aforesaid Launders property, run the following six (6) courses and distances:   (1) South 27° 21’ 29” West a distance of 862.00 feet to an iron pipe found; (2) South 62° 38’ 31” East a distance of 242.00 feet to an iron pipe found; (3) South 09° 28’ 24” West a distance of 190.50 feet to an iron pipe found; (4) South 03° 05’ 12” West a distance of 267.12 feet to an iron pipe found; (5) South 11° 54’ 04” West a distance of 130.93 feet to an iron pipe set; and (6) South 23° 22’ 31” West a distance of 3.95 feet to an iron pipe set located on the northeastern right-of-way line of Fox Mill Road; thence in a northerly direction along the northeastern and eastern right-of-way lines of Fox Mill Road, run the following four (4) courses and distances and following the curvature thereof:   (1) North 49° 06’ 10” West a distance of 130.79 feet to an iron pipe set; (2) along the arc of a 755.00-foot radius curve to the right having an arc distance of 836.68 feet to an iron pipe set (said arc being subtended by a chord lying to the east thereof bearing North 17° 21’ 21” West and being 794.52 feet in length); (3) North 14° 23’ 29” East a distance of 288.98 feet to an iron pipe set; and (4) along the arc of an 845.00-foot radius curve to the left having an arc distance of 308.98 feet to an iron pipe set marking the intersection of the eastern right-of-way line of Fox Mill Road and the southwestern corner of the aforesaid Lot A-1B property (said arc being subtended by a chord lying to the west thereof bearing North 03° 54’ 56” East and being 307.26 feet in length), said iron pipe set being the POINT OF BEGINNING.

The above-described property contains 9.99428 acres (435,351 square feet) and is the same property shown on that certain (i) Plat attached to a Deed of Redivision and Dedication of the property of C. Thomas Hicks, III and John Engel, Trustees recorded in Deed Book 8206, page 942, among the land records of Fairfax County, Virginia and (ii) Plat attached to a Deed of Resubdivision of the property of Dulles Technology Center Venture, a Virginia limited partnership, recorded in Deed Book 10023, page 1244, aforesaid records.

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Exhibit A-2

LEGAL DESCRIPTION OF RIDGEVIEW

All of that certain lot or parcel of land situated, lying and being in Fairfax County, Virginia, and being more particularly described as follows:

TRACT 1

Parcel 15-B-1, Westfields, as shown on plat entitled “Plat Showing Division of Parcel 25 and 15-B Westfields” attached to Deed of Dedication, Boundary Line Adjustments, Easements and Vacations recorded in Deed Book 10935 at page 1264, among the land records of Fairfax County, Virginia, and being more particularly described by metes and bounds description as follows:

Beginning at an iron pipe set on the southerly right-of-way line of Conference Center Drive, variable width said pint being 388.34 feet from the point of curvature of Parkstone Drive, said point also being a northeasterly property corner of Parcel 25A, Westfields;

Thence running with the southerly right-of-way line of Conference Center Drive the following courses and distances:

North 88 degrees 11 minutes 51 seconds East 14.01 feet to an iron pipe set;

North 01 degrees 48 minutes 09 seconds West 12.01 feet to a p.k nail set;

Along the arc of a curve to the left, having a radius of 3,047.00 feet an arc distance of 476.74 feet with the southerly right-of-way line of Conference Center Drive, the chord of said arc running North 83 degrees 42 minutes 54 seconds East 476.25 feet to an iron pipe set at a northwesterly property corner of Parcel 15A, Westfields;

Thence departing from the southerly right-of way line of Conference Center Drive and running with Parcel 15A, Westfields the following courses and distances:

South 10 degrees 46 minutes 02 seconds East 138.32 feet to an iron pipe found;

South 18 degrees 59 minutes 44 seconds East 582.30 feet to an iron pipe found on a northerly property line of Parcel 15C, Westfields,

Thence running with Parcel 15C, Westfields the following courses and distances:

South 71 degrees 00 minutes 14 seconds West 517.77 feet to an iron pipe found;

North 58 degrees 38 minutes 58 seconds West 331.54 feet with the easterly property line of Parcel 25A, Westfields;

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Thence running with the westerly property line of Parcel 25A, Westfields the following course and distances:

Along the arc of a curve to the right having a radius of 498.05 feet an arc distance of 191.13 feet, the chord of said arc running North 23 degrees 02 minutes 00 seconds East 189.96 feet to an iron pipe set;

Along the arc of a curve to the left having a radius of 209.98 feet an arc distance of 196.38 feet, the chord of said arc running North 07 degrees 14 minutes 05 seconds East 189.30 feet to an iron pipe set;

Along the arc of a curve to the right having a radius of 224.80 feet an arc distance of 138.21 feet the chord = of said arc running North 01 degrees 56 minutes 42 seconds West 136.04 feet to an iron pipe set;

Along an arc of a curve to the left having a radius of 289.39 feet an arc distance of 88.63 feet the chord of said arc running North 06 degrees 53 minutes 38 seconds East 88.29 feet to an iron pipe set;

Along the arc of a curve to the left having a radius of 32.81 feet an arc distance of 51.49 feet the chord of said arc running North 46 degrees 50 minutes 29 seconds West 46.37 feet to the point of beginning and containing 10.24272 acres of land more or less.

TRACT II

Parcel 25-A and Parcel 15-B1, Westfields, as shown on plat entitled “Plat Showing Division of Parcel 25 and 15-B Westfields” attached to Deed of Dedication, Boundary Line Adjustment, Easements and Vacations recorded in Deed Book 10935 at Page 1264, among the land records of Fairfax County, Virginia, and being more particularly described by metes and bounds description as follows:

Beginning at an iron pipe set, the intersection of the southerly right-of-way line of Conference Center Drive variable width and the easterly right-of-way of Parkstone Drive variable width;

Thence running with the southerly right-of-way line of Conference Center Drive, the following courses and distances:

South 84 degrees 43 minutes 56 seconds East, 59.91 feet to an iron pipe set;

North 88 degrees 11 minutes 51 seconds East 328.43 feet to an iron pipe set at the northwesterly property corner of Parcel 15-B1, Westfields;

Thence running with the westerly property line of Parcel 15-B1, Westfields, the following courses and distances:

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Along the arc of a curve to the right, having a radius of 32.81 feet, an arc distance of 51.49 feet the chord of said arc running South 46 degrees 50 minutes 29 seconds East 46.37 feet to an iron pipe set;

Along the arc of a curve to the right, having a radius of 289.39 feet, an arc distance of 88.63 feet, the chord of said arc running South 06 degrees 53 minutes 38 seconds West 88.29 feet to an iron pipe set;

Along the arc of a curve to the left, having a radius of 224.80 feet, an arc distance of 138.21 feet the chord of said arc running South 01 degrees 56 minutes 42 seconds East 136.04 feet to an iron pipe set;

Along the arc of a curve to the right, having a radius of 209.98 feet, an arc distance of 196.38 feet the chord of said arc running South 07 degrees 14 minutes 05 seconds West 189.30 feet to an iron pipe set;

Along the arc of a curve to the left, having a radius of 498.05 feet, an arc distance of 191.13 feet the chord of said arc running South 23 degrees 02 minutes 00 seconds West 189.96 feet to an iron pipe set at a southwesterly property corner of Parcel 15-B1, Westfields, the said following courses and distances:

North 58 degrees 38 minutes 58 seconds West 51.13 feet to an iron pipe set;

South 31 degrees 20 minutes 59 seconds West 215.86 feet to an iron pipe found at a northwesterly property corner of Parcel 13, Westfields;

Thence North 72 degrees 58 minutes 27 seconds West 296.20 feet, with the northerly property line of Parcel 13, Westfields, to an iron pipe found on the easterly right-of-way line of Parkstone Drive;

Thence running the easterly right-of-way line of Parkstone Drive the following courses and distances:

Along the arc of a curve to the left, having a radius of 631.00 feet, an arc distance of 56.40 feet the chord of said arc running North 14 degrees 27 minutes 56 seconds West 56.38 feet to an iron pipe set;

North 11 degrees 54 minutes 15 seconds East 326.39 feet to an iron pipe set;

Along the arc of a curve to the left, having a radius of 871.00 feet, an arc distance of 208.37 feet, the chord of said arc running North 05 degrees 03 minutes 04 seconds East 207.87 feet to an iron pipe found;

North 01 degrees 48 minutes 09 seconds West 61.98 feet to an iron pipe found;

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Along the arc of a curve to the right, having a radius of 45.00 feet, an arc distance of 50.09 feet the chord of said arc running North 30 degrees 04 minutes 47 seconds East 47.54 feet to the point of beginning and containing 7.1297 feet, more or less.

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